SECURITIES AND EXCHANGE COMMISSION
				Washington, D.C.  20549

				      FORM 8-K
				   CURRENT REPORT

			 Pursuant to Section 13 or 15(d) of
			 The Securities Exchange Act of 1934

			  Date of Report:  November 3. 1995


				CHAMPION PARTS, INC.

	      (Exact name of Registrant as specified in its Charter)



   Illinois                    1-7807                   36-2088911
(State or other        (Commission File Number)   (IRS Employer Identifi-
 jurisdiction of                                       cation No.)
 incorporation)


2525 22nd Street, Oak Brook, Illinois                     60521
(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:     (708) 573-6600

Item 4.         Changes in Registrant's Certifying Accountant.

	On November 1, 1995 the Company's Board of Directors, on the recommendation of the Audit Committee, dismissed Arthur Andersen
LLP as the Company's independent public accounting firm.

	Arthur Andersen LLP issued an unqualified report on the Company's financial statements for the fiscal year ended January 2, 1994. For the fiscal year ended January 1, 1995, they issued an unqualified report with an explanatory fourth paragraph indicating a substantial doubt as to the Company's ability to continue as a going concern. During the fiscal years ended January 2, 1994 and January 1, 1995 and to the current date, the Company has had no disagreements with Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosures, or audit scope or procedures.

	On November 1, 1995, the Company's Board of Directors, on the recommendation of the Audit Committee, appointed BDO Seidman LLP as the Company's independent public accountants for the new fiscal year. The Registrant has not engaged BDO Seidman LLP for the fiscal years ended January 2, 1994 and January 1, 1995 and up to the date of their appointment to provide consulting on the application of accounting principles to a specified transaction(s), or for an audit opinion, or for written or oral advice that could be considered an important factor in the Registrant reaching a decision as to an accounting, auditing or financial reporting issue.


Item 7. Financial Statements and Exhibits.

		(c).            Exhibits

	1. Letter from Arthur Andersen LLP dated November 3, 1995 regarding their dismissal.

				    SIGNATURE


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



					     CHAMPION PARTS, INC.


					     ____/s/ Mark Smetana________
					     Mark Smetana
					     Vice President - Finance and
					     Corporate Secretary







Dated:  ___November 3, 1995___

Securities and Exchange Commission:




We have read the first and second paragraphs of Item 4 included in the attached Form 8-K dated November 3, 1995, of Champion Parts, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.





ARTHUR ANDERSEN LLP



Chicago, Illinois,

November 3, 1995